UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry Into a Material Definitive Agreement.

Public Offering

On September 17, 2018, ReShape Lifesciences Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), relating to a public offering of 11,688,890 units at a purchase price of $0.045 per unit, with each unit consisting of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and one warrant to purchase 0.5 of a share of Common Stock (the “Warrants”). In connection with the offering, the Company will issue an aggregate of 11,688,890 shares of Common Stock (the “Shares”) and warrants to purchase 5,844,445 shares of Common Stock. Subject to certain beneficial ownership limitations, each Warrant entitles the holder to purchase 0.5 of a share of Common Stock at an exercise price of $0.045 per whole share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date.

The offering is expected to close on September 20, 2018, subject to customary closing conditions set forth in the Placement Agency Agreement. All of the securities in the offering will be sold by the Company. After placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds from the offering of approximately $370,000, excluding any proceeds that may be received upon exercise of the Warrants. The Company intends to use the net proceeds of this offering to continue its commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes.

The Company has agreed to pay the Placement Agent a total cash fee equal to 8.0% fo the gross proceeds of the offering and a management fee of 1.0% of the gross proceeds of the offering. The Company has also agreed to pay or reimburse certain expenses on behalf of the Placement Agent. Pursuant to the Placement Agency Agreement, the Company, in connection with the offering, will also issue to the Placement Agent warrants to purchase up to 812,222 shares of Common Stock, or 7% of the number of shares of Common Stock sold in the offering (the “Placement Agent Warrants” and together with the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, the Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, the “Securities”). The Placement Agent Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Placement Agreement, at a price per share equal to $0.05625 (125% of the purchase price per unit).

The Securities were issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-225083) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on June 1, 2018. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the Commission. The offering is being made only by means of a prospectus forming a part of the effective registration statement.

A copy of the legal opinion and consent of Fox Rothschild LLP relating to the validity of the issuance and sale of the Securities is attached as Exhibit 5.1 hereto.

The Placement Agent Agreement contains customary representations and warranties, agreements and obligations. The Placement Agent Agreement provides for indemnification by the Placement Agent of the Company, its directors and certain of its executive officers, and by the Company of the Placement Agent, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Placement Agency Agreement, the Warrants and the Placement Agent Warrants is qualified in its entirety by reference to the Placement Agency Agreement, the form of Warrant and the form of Placement Agent Warrant, which are attached as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto and incorporated by reference herein.

Amendment to Outstanding Warrants and Securities Purchase Agreements

At a special meeting of the Company’s stockholders held on September 13, 2013, the stockholders authorized the Company’s Board of Directors to amend, and on September 17, 2018 the Company’s Board of Directors approved amendments to, the Company’s outstanding warrants to purchase shares of Common Stock that were issued to investors in connection with its registered direct offerings completed in June, July and August 2018 to include full-ratchet anti-dilution provisions that would cause the exercise price of such warrants to be reduced in the event the Company in the future issues Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a lower price per share than the exercise price of the warrants, subject to certain exceptions. The amendments apply to warrants to purchase 280,929 shares of Common Stock issued on June 8, 2018 at an original exercise price of $3.93 per share, warrants to purchase 469,490 shares of Common Stock issued on June 21, 2018 at an original exercise price of $3.08 per share, warrants to purchase 1,241,382 shares of Common Stock issued on July 12, 2018 at an original exercise price of $2.06 per share, and warrants to purchase 1,000,000 shares of Common Stock issued on August 3, 2018 at an original exercise price of $0.60 per share. As a result of this offering of units described above, the exercise price of those warrants was reduced to $0.045 per share.

In addition, the requisite purchasers under the Company’s securities purchase agreements, dated July 10, 2018 and August 2, 2018, agreed to amend such agreements to provide for certain exceptions to the prohibition on transactions by the Company that would constitute variable rate transactions, as defined in such agreements. The Company also agreed with the purchasers under the Company’s securities purchase agreement, dated April 2, 2018, to extend the purchasers’ right to exchange their shares of series D convertible preferred stock of the Company acquired under such agreement for shares of common stock, or securities convertible into shares of common stock, issued by the Company in subsequent financings until such purchasers no longer hold any shares of series D convertible preferred stock.

Item 8.01                                           Other Events

On September 14, 2018, the Company issued a press release announcing a proposed public offering of its Common Stock and Warrants. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On September 18, 2018, the Company issued a press release announcing the pricing of the public offering of its Common Stock and Warrants. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated September 17, 2018, by and between ReShape Lifesciences Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

99.1	Press release dated August 7, 2018 regarding proposed public offering

99.2	Press release dated August 7, 2018 regarding pricing of public offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: September 20, 2018